UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: September 1, 2022

SMARTFINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37661	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600
Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $1.00 per share	SMBK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 1, 2022, Rains Agency Inc. (“Rains Agency”), an indirect wholly-owned subsidiary of SmartFinancial, Inc., entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Sunbelt Group LLC (“Sunbelt”) and the sole member of Sunbelt, A. Mark Slater, Jr. (together with Sunbelt, the “Sellers”), pursuant to which Rains Agency has acquired substantially all of the assets and assumed certain liabilities of Sunbelt (the “Acquisition”). The Acquisition was completed on September 1, 2022.

Under the terms of the Purchase Agreement, the aggregate purchase price payable by Rains Agency is $6,500,000, of which $5,200,000 was paid in cash at the closing of the Acquisition, and the remainder of which will be payable in equal cash installments on September 1, 2023, and September 1, 2024 (the “Deferred Payments”).  The Deferred Payments are subject to acceleration in certain circumstances involving a change in control of Rains Agency and are subject to set-off for any indemnification or other obligations of the Sellers to Rains Agency under the terms of the Purchase Agreement.

The parties have made customary representations, warranties and covenants in the Purchase Agreement. The Purchase Agreement also includes mutual indemnification provisions, subject to certain standard exceptions and limitations.

The representations, warranties and covenants set forth in the Purchase Agreement, which have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.  You should not rely on the representations and warranties contained in the Purchase Agreement for any purpose.

The foregoing description of the Purchase Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 6, 2022, SmartFinancial issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of September 1, 2022, by and among Sunbelt Group, LLC, A. Mark Slater, Jr., and Rains Agency Inc.*
99.1	Press Release dated September 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the relevant agreement. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: September 6, 2022	/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer